UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CHESAPEAKE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHESAPEAKE ENERGY CORPORATION

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 6, 2003

TO OUR SHAREHOLDERS:

The 2003 Annual Meeting of Shareholders of Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), will be held at the Oklahoma City Renaissance Hotel, Kingkade Room, 10 North Broadway Avenue, Oklahoma City, Oklahoma, on Friday, June 6, 2003 at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect two directors to serve for three-year terms;

2.	To adopt the 2003 Stock Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of record of the Company’s common stock at the close of business on April 9, 2003 are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder at the Company’s executive offices during ordinary business hours for a period of at least ten days prior to the meeting.

The accompanying proxy statement contains information regarding the matters to be considered at the meeting. The Board of Directors recommends a vote “FOR” the matters being voted upon.

YOUR VOTE IS IMPORTANT. YOU MAY VOTE IN ANY ONE OF THE FOLLOWING WAYS:

•	Use the toll-free telephone number shown on the proxy card;
•	Use the Internet web site shown on the proxy card; or
•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

BY ORDER OF THE BOARD OF DIRECTORS

Jennifer M. Grigsby

Secretary

Oklahoma City, Oklahoma

April 17, 2003

CHESAPEAKE ENERGY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 6, 2003

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournment of the Meeting.

This proxy statement, the accompanying form of proxy and our Annual Report for the year ended December 31, 2002 are being mailed on or about April 22, 2003 to shareholders of record as of April 9, 2003. Shareholders are referred to the Annual Report for information concerning the activities of the Company.

Shareholders Entitled to Vote

The Board of Directors has established April 9, 2003 as the record date (the “Record Date”) to determine shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, there were 213,766,505 shares of our common stock outstanding and entitled to vote at the Meeting. Each share is entitled to one vote. The holders of a majority of the outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.

Proxies and Voting Procedures

Most shareholders can vote their shares by (i) placing a toll-free telephone call from the U.S. or Canada; (ii) using the Internet; or (iii) mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, you will receive our proxy card for all shares you own through the plan. That proxy card will serve as a voting instruction card for the trustee of the plan. If you do not vote this proxy, the trustee will not vote the plan shares credited to your plan account.

Each proxy properly completed and returned to the Company in time for the Meeting, and not revoked, will be voted in accordance with the instructions given. If there are no contrary instructions, proxies will be voted FOR the election of the nominees as directors and FOR approval of the stock incentive plan listed on the proxy.

Proxies may be revoked at any time prior to the voting of the proxy by (i) the execution and submission of a revised proxy, (ii) written notice to the Secretary of the Company, or (iii) voting in person at the Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Meeting. Your attendance at the Meeting will not automatically revoke your proxy. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee in revoking your previously voted proxy.

Required Vote

The election of the director nominees will be by plurality vote (that is, the two nominees receiving the greatest number of votes will be elected). However, you may not cast more than one vote per share for each nominee. The affirmative vote of holders of a majority of shares of common stock present at the meeting in person or by proxy will be required to approve the adoption of the 2003 Stock Incentive Plan. The Secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting.

It is the Company’s policy (i) to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Meeting, (ii) to treat abstentions as shares represented at the Meeting and voting against a proposal and to disregard broker non-votes in determining results on proposals requiring a majority or higher vote, and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes. Under the rules of the New York Stock Exchange (the “NYSE”), brokers who hold shares on behalf of their customers have the authority to vote on routine proposals when they have not received instructions from beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. We believe each of the proposals to be presented at the Meeting is a matter on which your broker is empowered to vote your shares in the absence of specific instructions from you.

We will announce preliminary voting results at the Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2003.

Cost of Proxy Solicitation

The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Strategic Stock Surveillance, LLC to assist in the solicitation of proxies for a fee of $7,500, plus out-of-pocket expenses. In addition, officers, employees or agents of the Company may solicit proxies by mail, personally, or by telephone, facsimile transmission or other means of communication. We will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse the expenses in so doing.

Electronic Access to Proxy Materials and Annual Report

This proxy statement and our 2002 Annual Report are available on our website at http://www.chkenergy.com.

Householding

Based on rules adopted by the Securities and Exchange Commission (the “SEC”), certain shareholders who share the same last name and address will receive only one copy of the proxy materials. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you hold your shares in street name and would like additional copies of the proxy materials, please contact your broker. If you are currently receiving multiple copies of the proxy materials and would like to request householding, please contact your broker as well. The Company does not currently use householding for record holders. In the future, if we decide to use householding, record holders will be notified in advance and given the opportunity to request to continue receiving multiple copies of materials in the same household.

VOTING ITEM 1

ELECTION OF DIRECTORS

Pursuant to provisions of the Company’s Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of directors at seven, subject to the rights of the holders of our preferred stock to nominate and elect four additional directors on the occurrence of a voting rights triggering event as defined in the preferred stock Certificates of Designation. Our Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The terms of three directors expire at the Meeting.

The Board of Directors has nominated Breene M. Kerr for re-election as a director. The Board of Directors has also nominated Charles T. Maxwell for election as a director. Mr. Maxwell was appointed to the Board of Directors on September 16, 2002. Upon election, Messrs. Kerr and Maxwell would serve for terms expiring at the 2006 Annual Meeting of Shareholders and, in each case, until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Edgar F. Heizer, Jr., a director of the Company since 1993, is not standing for re-election when his term expires at the Meeting. Mr. Heizer will informally advise the Company as a Director Emeritus after the Meeting. Other directors will continue in office until the expiration of their terms at the 2004 or 2005 Annual Meeting of Shareholders, as the case may be.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the two nominees. The Board of Directors expects that both nominees will be available for election but, in the event that the nominees are not available, proxies received will be voted for substitute nominees to be designated by the Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

INFORMATION REGARDING NOMINEES AND DIRECTORS

The following information is furnished for each person who is nominated for re-election as a director or who is continuing to serve as a director of the Company after the Meeting.

Directors Whose Terms Expire in 2003

Breene M. Kerr, age 74, has been a director of the Company since 1993. He is President of Brookside Company, Easton, Maryland. In 1969, Mr. Kerr founded Kerr Consolidated, Inc., which was sold in 1996. In 1969, Mr. Kerr co-founded the Resource Analysis and Management Group and remained its senior partner until 1982. From 1967 to 1969, he was Vice President of Kerr-McGee Chemical Corporation. From 1951 through 1967, Mr. Kerr worked for Kerr-McGee Corporation as a geologist and land manager. Mr. Kerr has served as chairman of the Investment Committee for the Massachusetts Institute of Technology and is a life member of the Corporation (Board of Trustees) of that university. He served as a director of Kerr-McGee Corporation from 1957 to 1981. Mr. Kerr currently is a trustee of the Brookings Institution in Washington, D.C. and the Woods Hole Oceanographic Institution in Woods Hole, Massachusetts, and has been an associate director since 1987 of Aven Gas & Oil, Inc., an oil and gas property management company located in Oklahoma City. Mr. Kerr graduated from the Massachusetts Institute of Technology in 1951.

Charles T. Maxwell, age 71, has been a member of the board of directors since September 2002. From 1999 to the present, Mr. Maxwell has been the Senior Energy Analyst at Weeden & Co., an institutional research and brokerage firm located in Greenwich, Connecticut. Entering the oil and natural gas industry in 1957, Mr. Maxwell worked for Mobil Oil Corporation for twelve years in the U.S., Europe, the Middle East and Africa. In 1968, Mr. Maxwell joined C.J. Lawrence, an institutional research and brokerage firm, as an oil analyst and was ranked by Institutional Investor magazine as No. 1 in his field in 1972, 1974, 1977, and 1981 through 1986. He rose to the position of Management Director of C. J. Lawrence/Morgan Grenfell and retired from the firm in 1997, several years after it was acquired by Deutsche Bank. In addition, for the last 18 years he has been an active member of an Oxford-based organization comprised of OPEC officials and oil industry executives from 30 countries who meet twice a year to discuss trends in the energy industry. Mr. Maxwell graduated from Princeton University in 1953 and Oxford in 1957.

Directors Whose Terms Expire in 2004

Tom L. Ward, age 43, has served as President, Chief Operating Officer and a director of Chesapeake Energy Corporation since co-founding the Company in 1989. From 1982 to 1989, Mr. Ward was an independent producer of oil and gas in affiliation with Aubrey K. McClendon, the Company’s Chairman and Chief Executive Officer. Mr. Ward is a member of the Board of Trustees of Anderson University in Anderson, Indiana. Mr. Ward graduated from the University of Oklahoma in 1981.

Frederick B. Whittemore, age 72, has been a director of the Company since 1993. Mr. Whittemore has been an advisory director of Morgan Stanley Dean Witter & Co. since 1989 and was a managing director or partner of the predecessor firms of Morgan Stanley Dean Witter & Co. from 1967 to 1989. He was Vice-Chairman of the American Stock Exchange from 1982 to 1984. Mr. Whittemore is a director of Partner Reinsurance Company, Bermuda; Maxcor Financial Group Inc., New York; SunLife of New York, New York; KOS Pharmaceuticals, Inc., Miami, Florida; and Southern Pacific Petroleum, Australia, NL. Mr. Whittemore graduated from Dartmouth College in 1953 and from the Amos Tuck School of Business Administration in 1954.

Directors Whose Terms Expire in 2005

Aubrey K. McClendon, age 43, has served as Chairman of the Board, Chief Executive Officer and a director since co-founding the Company in 1989. From 1982 to 1989, Mr. McClendon was an independent producer of oil and gas in affiliation with Tom L. Ward, the Company’s President and Chief Operating Officer. Mr. McClendon is a member of the Board of Visitors of the Fuqua School of Business at Duke University. Mr. McClendon graduated from Duke University in 1981.

Shannon T. Self, age 46, has been a director of the Company since 1993. He is a shareholder and co-founder of the law firm of Commercial Law Group, P.C., formerly Self, Giddens & Lees, Inc., a professional corporation, in Oklahoma City. Mr. Self was an associate and shareholder in the law firm of Hastie and Kirschner, Oklahoma City, from 1984 to 1991 and was employed by Arthur Young & Co. from 1979 to 1980. Mr. Self is a member of the Law Board of Northwestern University School of Law, a director of Piedra Capital, Ltd., a money management firm in Houston, Texas, and a director of Critical Technologies, Inc., a computer software company in Oklahoma City, Oklahoma. Mr. Self is a Certified Public Accountant. He graduated from the University of Oklahoma in 1979 and from Northwestern University Law School in 1984.

VOTING ITEM 2

PROPOSAL TO ADOPT THE 2003 STOCK INCENTIVE PLAN

General.    Our Board of Directors, subject to shareholder approval, adopted the 2003 Stock Incentive Plan (the “2003 Plan”), which authorizes the granting of restricted stock, incentive stock options and nonqualified stock options to employees and to consultants. Incentive stock options available for grant to employees under all other Company stock option plans may be depleted in 2003, and the 2003 Plan will provide the Company with the continuing ability to give employees the opportunity to invest in and hold the common stock of the Company on a tax-advantaged basis. The Board continues to believe that employee ownership in the Company best aligns the employees’ interests with its shareholders. The Board has reserved 10,000,000 shares of common stock for issuance under the 2003 Plan. This amount equals approximately 3.5% of our fully diluted common shares

(which assumes the issuance of shares pursuant to outstanding stock options, options available for grant under our stock option plans and conversion of our preferred stock into common shares at the current conversion prices). A description of the 2003 Plan appears below and a copy of the 2003 Plan is attached to this Proxy Statement as Exhibit A. The description below is qualified in its entirety by reference to the complete text of the 2003 Plan.

Purpose of the 2003 Plan.    The purpose of the 2003 Plan is to create incentives which are designed to motivate employees and consultants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the 2003 Plan provides for the granting of restricted stock, stock options intended to qualify as incentive stock options pursuant to Section 422 of the Internal Revenue Code (the “Code”) and nonqualified stock options. Stock options represent the right to purchase shares of common stock within a specified period of time at a specified price. Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. All shares subject to the 2003 Plan will be registered at the Company’s expense under the Securities Act of 1933, as amended, and listed on the New York Stock Exchange.

Plan Administration.    The Employee Compensation Committee, consisting of at least two directors designated by the Board of Directors, will administer the 2003 Plan with respect to consultants and employees who are not executive officers, including the grant of options and restricted stock awards.

The Compensation Committee of the Board of Directors, consisting of at least two directors designated by the Board of Directors, will administer the 2003 Plan with respect to executive officers, including the grant of options and restricted stock awards. The Compensation Committee will consist entirely of individuals who meet the definition of “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934.

Messrs. Heizer, Whittemore and Maxwell currently serve as the Compensation Committee and Messrs. McClendon and Ward currently serve as the Employee Compensation Committee. Hereafter, when we use the term “Committee”, we mean the Employee Compensation Committee when referring to plan administration for non-executive officer participants and the Compensation Committee when referring to plan administration for executive officer participants.

Each Committee is authorized and has complete discretion to formulate policies, to establish rules and regulations for the administration of the 2003 Plan and to determine the terms of any options or restricted stock awards granted by such Committee under the 2003 Plan. Under the terms of the Plan, options issued under the Plan cannot be repriced. Subject to certain adjustment provisions, the Committee cannot grant options and restricted stock, in the aggregate, for more than two million shares of common stock to any employee in any calendar year.

Material Terms of Options and Restricted Stock

Exercise Price of Options.    The exercise price of stock options granted under the 2003 Plan may not be less than 100% of the fair market value of the shares underlying the options on the date of grant, or 110% of the fair market value of such shares in the case of an incentive stock option granted to a person who holds more than 10% of the combined voting power of the Company’s outstanding securities. With respect to incentive stock options, the aggregate fair market value (determined as of the grant date) of the stock which a participant may first have the right to acquire pursuant to the exercise of any incentive stock options in any calendar year under all incentive stock options of the Company may not exceed $100,000. In the event options granted to a participant exceed the $100,000 annual limitation, the participant will be deemed to have been granted incentive stock options with respect to shares within the $100,000 limitation and nonqualified stock options with respect to shares which cause such limitation to be exceeded. The fair market value of shares of common stock is determined by reference to the reported closing price on the New York Stock Exchange.

Option Period and Vesting.    The maximum period for exercise of an option will be established by the Committee at the date of grant, but the option period may not be more than ten years from the date of grant (or five years in the case of incentive stock options granted to an optionee who holds more than 10% of the combined voting power of the Company’s outstanding securities). An option may be exercised only to the extent that the option is vested in accordance with a schedule determined by the Committee in its sole discretion. To the extent exercisable, options granted under the 2003 Plan may be exercised by the optionee during his or her employment and within such period after termination of employment as the Committee determines. The Committee has discretion to accelerate the vesting of unvested options in the case of termination of employment of an optionee.

Restricted Stock Vesting.    Restricted stock issued under the 2003 Plan will vest in accordance with a schedule or achievement of certain performance or other criteria as determined by the Committee in its sole discretion. The Committee has the discretion to accelerate the vesting of unvested restricted stock in the case of termination of employment, to waive vesting conditions under certain circumstances and to grant a holder of restricted stock the right to vote such shares and to receive dividends.

Payment of Exercise Price and Withholding Taxes.    Upon the exercise of an option under the 2003 Plan, the option price and any required state and federal withholding taxes must be paid in full. The optionee may pay the exercise price of an option in cash, by tendering, either by actual delivery of shares or by attestation, shares of common stock acceptable to the Committee and valued at fair market value as of the day of exercise, or by using any combination of cash and common stock. In addition, the 2003 Plan permits an optionee to pay the exercise price by permitting an optionee in conjunction with a broker-dealer to exercise an option, sell the shares and pay the exercise price, and any applicable withholding taxes, to the Company through procedures approved by the Committee. State and federal withholding taxes are payable upon the vesting of restricted stock awarded under the 2003 Plan (or the date of grant of a restricted stock award if an election under Section 83(b) of the Code has been filed). All withholding taxes must be paid in cash unless the Committee, in its discretion, allows a participant to pay withholding taxes on restricted stock by directing the Company to withhold from the shares awarded the number of shares having a fair market value on the date of vesting equal to the amount of required withholding taxes.

Transferability.    Options are not transferable except by will or by the laws of descent and distribution. Restricted stock is not transferable during the restriction period.

Adjustments.    The 2003 Plan provides for appropriate adjustments in the event of a merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or similar transaction involving the Company.

Acceleration Upon Corporate Event.    Upon dissolution or liquidation of the Company, or if the Company merges into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another corporation and no provision is made for the assumption or substitution of outstanding restricted stock and options by the surviving, resulting or acquiring corporation, each outstanding option will terminate, but the optionee will have the right, immediately prior to such transaction, to exercise his or her option, to the extent not previously exercised, without regard to any vesting provisions and all restricted stock will become 100% vested. The 2003 Plan also provides that the Committee may, in its discretion, provide for certain payments to be made by the Company to a participant in the event acceleration of the vesting of restricted stock and options is considered a payment subject to the excise tax imposed under Section 4999 of the Code. In addition, unvested restricted stock and options will become immediately vested and exercisable upon the occurrence of a change of control as defined in the 2003 Plan or, in the case of an executive officer, as defined in the executive officer’s employment agreement. Such change of control provision as defined in the employment agreements of Messrs. McClendon and Ward is described under “Executive Compensation—Employment Agreements”.

Termination and Amendment.    The 2003 Plan provides for termination at midnight, April 14, 2013 but will continue with respect to unvested restricted stock and outstanding options as of the time of termination. Prior to such time, the 2003 Plan may be earlier terminated or amended by the Board of Directors. Shareholder approval is required for any amendment to the 2003 Plan which relates to incentive stock options and for which Section 422 of the Code requires shareholder approval. Shareholder approval is also required for any other amendment which, in the opinion of counsel, another law or regulation or a stock exchange rule requires shareholder approval.

Participants.    As of March 31, 2003, the Company had approximately 800 employees who were eligible to participate in the 2003 Plan, five of whom are executive officers. The Committee determines from time to time those persons who are to be granted options and restricted stock under the 2003 Plan, taking into account the duties of the respective participants, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant. Since no decisions have been made with respect to the grants of any restricted stock or options under the 2003 Plan, it is not possible to determine the future benefits or dollar amounts to be received by either the named executive officers or other employees or consultants of the Company under the 2003 Plan. Directors who are not Company employees or consultants are not eligible to participate in the 2003 Plan.

Federal Income Tax Consequences.    Under current federal tax law, the following are the United States federal income tax consequences generally arising with respect to restricted stock awards and options granted under the 2003 Plan. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

Absent the filing of a Section 83(b) election with the Internal Revenue Service, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a restricted stock award. Upon the vesting of the restricted stock, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock on the vesting date. Income recognized upon the vesting of restricted stock, by a participant who is an employee, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Restricted stock awards provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock is equal to any income recognized by the participant. If a participant thereafter sells the common stock, any amount realized over(under) the adjusted basis of the common stock will constitute capital gain(loss) to the participant for U.S. federal income tax purposes. If a participant forfeits restricted stock prior to its vesting, the participant will not recognize gain or loss as a result of such forfeiture.

Upon the grant of a restricted stock award, the participant may file an election under Section 83(b) of the Code to accelerate the recognition of ordinary income to the grant date of the award. Such ordinary income is equal to the fair market value of the common stock on the grant date and is considered compensation subject to withholding for employees. If a participant subsequently forfeits the stock or the stock depreciates in value after a Section 83(b) election is filed, the participant will not be eligible for capital loss treatment with respect to the stock.

No tax consequences attend the grant or timely exercise of an incentive stock option. If a participant holds the common stock acquired for at least one year after exercise of an option and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the common stock equal to the difference between the amount realized on the sale and the exercise price. If the common stock is not held for the required period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the participant upon disposition will be capital gain. The excess of the fair market value of common stock received upon the exercise of an incentive stock option over the option price for the common stock is an item of adjustment for the participant for purposes of the alternative minimum tax. Expense deductions for incentive stock options are not allowed by the Company, unless the participant recognizes ordinary income.

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized, by a participant who is an employee, upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock transferred to a participant pursuant to the exercise of a nonqualified stock option is the price paid for the common stock plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells common stock acquired upon exercise of a nonqualified stock option, any amount realized over(under) the adjusted basis of the common stock will constitute capital gain(loss) to the participant for U.S. federal income tax purposes.

If a participant surrenders common stock which the participant already owns as payment for the exercise price of a stock option, the participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount of income the participant recognizes upon receipt of such shares. The participant’s holding period for such shares will commence on the day after such exercise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2003 PLAN. The affirmative vote of the holders of a majority of the shares of common stock present at the Meeting, in person or by proxy, is required for adoption of the 2003 Plan.

CORPORATE GOVERNANCE

The Board of Directors is responsible to the Company’s shareholders for the oversight of the Company and recognizes the importance and necessity that an effective corporate governance environment plays in the Board’s ability to adequately oversee, advise and monitor the Company. The Board has adopted a set of Corporate Governance Principles that address the role, composition and functioning of the Board which are posted on the Company’s website. In addition, the Board has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is also posted on the Company’s website.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 2002, the Board of Directors held four meetings in person and six meetings by telephone conference. The Board of Directors has standing compensation, audit and nominating committees. Each director attended, either in person or by telephone conference, all of the Board and committee meetings held while serving as a director or committee member in 2002.

Compensation Committee

The duties and objectives of the Compensation Committee are described under the “Report of the Compensation Committee on Executive Compensation.” Messrs. Heizer and Whittemore served on the Compensation Committee in 2002. The Compensation Committee held two meetings during 2002. Mr. Maxwell joined the Compensation Committee in March 2003. All of the Committee members are independent, as determined by the Board of Directors. A copy of the Compensation Committee Charter, as approved by the Committee and the Board of Directors, is posted on the Company’s website.

The Employee Compensation Committee, comprised of Messrs. McClendon and Ward, administers the Company’s compensation program with respect to all employees who are not executive officers. The Employee Compensation Committee held two meetings during 2002.

Audit Committee

Messrs. Kerr and Heizer served on the Audit Committee during 2002. Mr. Whittemore served on the Committee until September 16, 2002, when Mr. Maxwell took Mr. Whittemore’s place on the Committee. The Committee held two meetings during 2002. Additionally, the chairman of the Committee conferred with the independent accountants after they completed their review of each of the quarterly financial statements and prior to the filing of our Forms 10-Q.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified candidates to the Board for nomination as members of the Board of Directors and its committees and for developing and recommending to the Board corporate governance principles applicable to the Company. Messrs. Kerr and Whittemore serve on the Nominating and Corporate Governance Committee. Each of the Committee members is independent, as determined by the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter, as approved by the Committee and the Board of Directors, is posted on the Company’s website. The Nominating and Corporate Governance Committee met twice in 2002.

Directors’ Compensation

Currently, non-employee director compensation consists of (1) an annual retainer of $15,000, payable in quarterly installments of $3,750, (2) $6,250 payable for each Board meeting attended in person, not to exceed $40,000 per year for Board meetings attended, and (3) a quarterly grant of stock options to purchase 10,000 shares of our common stock. Nonqualified stock options are granted under the Company’s 2002 Non-Employee Director Stock Option Plan on the first business day of each calendar quarter, have a term of ten years, are granted at an exercise price equal to the market price on the date of grant and are fully exercisable upon grant. Commencing July 1, 2003, the non-employee directors’ quarterly option grants will be increased to 11,250 options under this plan and non-employee directors will begin receiving $1,250 for each telephonic meeting attended. Such fees for telephonic meetings, together with the $6,250 payable for each Board meeting attended in person, will be subject to an annual meeting fee maximum of $45,000. Officers who also serve as directors do not receive fees for serving as directors.

During 2002, each non-employee director received cash compensation of $35,000, comprised of an annual retainer of $12,500, and $22,500 for meetings of the Board attended. In addition, during 2002, non-employee directors received nonqualified stock options to purchase a total of 37,500 shares of our common stock at exercise prices equal to the market price on the dates of grant. Directors were also reimbursed for travel and other expenses.

Effective January 1, 2003, directors are eligible to defer all, or a portion, of their annual retainers and/or meeting fees into the Chesapeake Energy Corporation Deferred Compensation Plan on a tax favored basis for at least two years.

Under the Company’s 2003 Stock Award Plan for Non-Employee Directors, 10,000 shares of the Company’s common stock will be awarded to each newly appointed non-employee director on his or her first day of service. In 2002, Mr. Maxwell was awarded 10,000 shares of common stock subsequent to his appointment as a director.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices of the Company and the quality and integrity of its financial reports. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors and the management of the Company.

The Audit Committee recommended to the Board the independent accounting firm retained to audit the 2002 financial statements of the Company and its subsidiaries. Beginning in 2003, the Audit Committee has the sole authority to select and retain the independent auditor.

In April 2003, the Committee re-examined and amended and the Board of Directors approved the Committee’s written charter, which is included as Exhibit B to this proxy statement. All of the current members of the Audit Committee meet the independence requirements of the NYSE and the SEC.

The Committee has discussed and reviewed with management the audited financial statements of the Company for the year ended December 31, 2002. The Committee has also discussed with our independent auditing firm, PricewaterhouseCoopers LLP, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received and reviewed the written disclosures from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, regarding the firm’s independence from the Company. We have discussed with PricewaterhouseCoopers LLP its independence and considered the compatibility of non-audit services rendered by PricewaterhouseCoopers LLP with its independence. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Breene M. Kerr, Chairman

Edgar F. Heizer, Jr.

Charles T. Maxwell

Report of the Compensation Committee on Executive Compensation

Our Philosophy.    We are responsible for establishing the Company’s compensation policies and monitoring the implementation of the Company’s compensation system. Our objective is to develop an executive compensation system that is competitive with the Company’s peers and encourages both short-term and long-term performance aligned with shareholders’ interest.

Our Objectives.    In establishing executive compensation, our objective is to attract, retain and motivate executive officers and key employees with the competence, knowledge and experience to promote the growth and profitability of the Company. We consider the following to be key factors in our determination of executive compensation:

•	Compensation should be competitive. We must be conscious of the compensation practices of our peers and new trends in the executive compensation arena.

•	Compensation should be related to performance. We believe that individual compensation should be tied to individual performance and to how well the Company performs financially and operationally.

•	Fixed and incentive compensation should be properly proportioned. We believe that the proportion of an individual’s total compensation that varies with individual and company performance should increase as the individual’s business responsibilities increase.

•	Compensation should be individually and subjectively evaluated. Individual circumstances and performance should be evaluated independently for each executive officer.

•	Compensation should be closely aligned with shareholder interests. We provide employees at all levels with various ways to become shareholders. We grant stock options to all employees through our stock option plans and allow employees to invest in Company stock through our Savings and Incentive Stock Bonus Plan. In addition, the individual employment agreements of our executive officers establish stock ownership targets for each officer ranging from 1,000 shares to a number of shares having a value equal to not less than 500% of annual base salary and bonuses. We want all employees to think and act like owners of the business.

•	Compensation should be re-evaluated frequently. Currently, we review executive compensation semi-annually and make adjustments as we deem appropriate.

Components of Our Compensation System

Base Salary.    The executive officers’ base salaries are reviewed and set semi-annually for each individual at levels commensurate with our peer group. The actual amount of each executive’s base salary reflects and is adjusted on a subjective basis for such factors as leadership, commitment, attitude, motivational effect, level of responsibility, prior performance of the Company and the individual’s contribution to that performance.

Cash Bonuses.    We believe that cash bonuses should be paid to the executive officers based on a subjective evaluation of the performance of the Company and the individual. The Company’s financial and operating performance measurements are based on reserves, production, net income, cash flow, successful drilling results, competitive finding and operating costs, general and administrative costs, asset acquisitions and divestitures, risk management activities and common stock price performance. Individual performance factors include leadership, commitment, attitude, motivational effect, level of responsibility, prior experience and extraordinary contributions to the Company. Cash bonuses awarded in 2002 were consistent with the Company’s strong financial and operational results and management’s successful execution of the Company’s acquisition and drilling programs and risk management strategies while continuing to build on the Company’s high-quality asset base and maintaining a low cost operating structure.

Stock-Based Compensation.    Stock options from stock option plans have been historically granted to all employees based on a subjective determination and assessment of the performance factors utilized for cash bonus awards. Stock options granted to executive officers are issued at the market price of the Company’s common stock on the date of issuance and typically vest over a period of four years. Consequently, we believe stock options provide strong incentives for long-term financial performance that increases shareholder value while rewarding and retaining the executives. Stock options issued to executive officers in 2002 are consistent with the Company’s strong financial and operational results. In 2003, we may begin making restricted stock awards to executive officers in place of stock option grants. Such a change would result in fewer shares of restricted stock being issued when compared to the number of stock options traditionally granted, while achieving the same objectives.

Policy on Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and each of the Company’s four other most highly compensated executive officers, unless certain requirements are met. We presently intend that most compensation paid to executive officers will meet the requirements for deductibility under Section 162(m). However, we may award compensation which is not deductible under Section 162(m) if we believe that such awards would be in the best interest of the Company and its shareholders.

Compensation of Chief Executive Officer.    The compensation of our chief executive officer, who is the principal executive officer of the Company, is determined in the same manner as the compensation for other executive officers of the Company. The cash bonuses and options granted to our CEO was based on the subjective evaluation of the Company’s growth and profitability, the contributions of our CEO to that growth and the compensation paid to other chief executive officers in the Company’s peer group. We determined that the increase in overall compensation for the CEO during 2002 was appropriate given the Company’s strong performance in 2002. Historically, our chief executive officer and chief operating officer, since their founding of the Company, have been compensated on an equal basis and we anticipate that such practice will continue in the future. Our CEO and COO have similar positions of executive responsibility with managerial control over different areas of the Company. The CEO is responsible for the financial and administrative functions of the Company while the COO is responsible for the Company’s oil and gas operations.

Members of the Compensation Committee:

Frederick B. Whittemore, Chairman

Edgar F. Heizer, Jr.

Charles T. Maxwell

INFORMATION REGARDING OFFICERS

Executive Officers

In addition to Messrs. McClendon and Ward, the following are also executive officers of the Company.

Marcus C. Rowland, age 50, was appointed Executive Vice President in 1998 and has been the Company’s Chief Financial Officer since 1993. He served as Senior Vice President from 1997 to 1998 and as Vice President – Finance from 1993 until 1997. From 1990 until his association with the Company, Mr. Rowland was Chief Operating Officer of Anglo-Suisse, L.P. assigned to the White Nights Russian Enterprise, a joint venture of Anglo-Suisse, L.P. and Phibro Energy Corporation, a major foreign operation which was granted the right to engage in oil and gas operations in Russia. Prior to his association with White Nights Russian Enterprise, Mr. Rowland owned and managed his own oil and gas company and prior to that was Chief Financial Officer of a private exploration company in Oklahoma City from 1981 to 1985. Mr. Rowland is a Certified Public Accountant. Mr. Rowland graduated from Wichita State University in 1975.

Martha A. Burger, age 50, has served as Treasurer since 1995 and as Senior Vice President—Human Resources since 2000. She was the Company’s Vice President – Human Resources from 1998 until 2000, Human Resources Manager from 1996 to 1998 and Corporate Secretary from 1999 until 2000. From 1994 to 1995, she served in various accounting positions with the Company, including Assistant Controller—Operations. From 1989 to 1993, Ms. Burger was employed by Hadson Corporation as Assistant Treasurer and from 1993 to 1994 served as Vice President and Controller of Hadson Corporation. Prior to joining Hadson Corporation, Ms. Burger was employed by The Phoenix Resource Companies, Inc. as Assistant Treasurer and by Arthur Andersen & Co. Ms. Burger is a Certified Public Accountant and graduated from the University of Central Oklahoma in 1982 and from Oklahoma City University in 1992.

Michael A. Johnson, age 37, has served as Senior Vice President—Accounting, Controller and Chief Accounting Officer since 2000. He served as Vice President of Accounting and Financial Reporting from 1998 to 2000 and as Assistant Controller from 1993 to 1998. From 1991 to 1993, Mr. Johnson served as Project Manager for Phibro Energy Production, Inc., a Russian joint venture. From 1987 to 1991, he served as audit manager for Arthur Andersen & Co. Mr. Johnson is a Certified Public Accountant and graduated from the University of Texas at Austin in 1987.

Other Officers

Steven C. Dixon, age 44, has been Senior Vice President—Production since 1995 and served as Vice President—Exploration from 1991 to 1995. Mr. Dixon was a self-employed geological consultant in Wichita,

Kansas from 1983 through 1990. He was employed by Beren Corporation in Wichita, Kansas from 1980 to 1983 as a geologist. Mr. Dixon graduated from the University of Kansas in 1980.

J. Mark Lester, age 50, has been Senior Vice President—Exploration since 1995 and served as Vice President—Exploration from 1989 to 1995. From 1986 to 1989, Mr. Lester was self-employed and acted as a consultant to Messrs. McClendon and Ward. He was employed by various independent oil companies in Oklahoma City from 1980 to 1986, and was employed by Union Oil Company of California from 1977 to 1980 as a geophysicist. Mr. Lester graduated from Purdue University in 1975 with a B.S. in Engineering Geology and in 1977 with an M.S. in Geophysics.

Henry J. Hood, age 42, was appointed Senior Vice President—Land and Legal in 1997 and served as Vice President—Land and Legal from 1995 to 1997. Mr. Hood was retained as a consultant to the Company during the two years prior to his joining the Company, and he was associated with the law firm of White, Coffey, Galt & Fite from 1992 to 1995. Mr. Hood was associated with or a partner of the law firm of Watson & McKenzie from 1987 to 1992. Mr. Hood is a member of the Oklahoma and Texas Bar Associations. Mr. Hood graduated from Duke University in 1982 and from the University of Oklahoma College of Law in 1985.

Thomas L. Winton, age 56, has served as Senior Vice President—Information Technology and Chief Information Officer since 1998. From 1985 until his association with the Company, Mr. Winton served as the Director, Information Services Department, at Union Pacific Resources Company. Prior to that period Mr. Winton held the positions of Regional Manager—Information Services from 1984 until 1985 and Manager—Technical Applications Planning and Development from 1980 until 1984 with UPRC. Mr. Winton also served as an analyst and supervisor in the Operations Research Division, Conoco Inc., from 1973 until 1980. Mr. Winton graduated from Oklahoma Christian University in 1969, Creighton University in 1973 and the University of Houston in 1980. Mr. Winton also completed the Tuck Executive Program, Amos Tuck School of Business, Dartmouth College in 1987.

Douglas J. Jacobson, age 49, has served as Senior Vice President—Acquisitions and Divestitures since 1999. Prior to joining the Company, Mr. Jacobson was employed by Samson Investment Company from 1980 until 1999, where he served as Senior Vice President—Project Development and Marketing from 1996 until 1999. Prior to joining Samson, Mr. Jacobson was employed by Peat, Marwick, Mitchell & Co. Mr. Jacobson has served on various Oklahoma legislative commissions which have addressed issues in the oil and gas industry, including the Commission of Oil and Gas Production Practices and the Natural Gas Policy Commission. Mr. Jacobson is a Certified Public Accountant and graduated from John Brown University in 1976 and from the University of Arkansas in 1977.

Thomas S. Price, Jr., age 50, has served as Senior Vice President—Investor and Government Relations since April 2003. He was Senior Vice President—Corporate Development from 2000 to 2003, Vice President—Corporate Development from 1992 to 2000 and a consultant to the Company during the prior three years. He was employed by Kerr-McGee Corporation, Oklahoma City, from 1988 to 1989 and by Flag-Redfern Oil Company from 1984 to 1988. Mr. Price is a member of the Independent Petroleum Association of America, the Mid-Continent Oil and Gas Association, the Oklahoma Independent Petroleum Association, the Texas Independent Producers and Royalty Owners Association, and the National Investor Relations Institute. Mr. Price graduated from the University of Central Oklahoma in 1983, from the University of Oklahoma in 1989 and from the American Graduate School of International Management in 1992.

James C. Johnson, age 45, has served as President of Chesapeake Energy Marketing, Inc., a wholly-owned subsidiary of Chesapeake Energy Corporation, since 2000. He served as Vice President—Contract Administration for the Company from 1997 to 2000 and as Manager—Contract Administration from 1996 to 1997. From 1980 to 1996, Mr. Johnson held various gas marketing and land positions with Enogex, Inc., Delhi Gas Pipeline Corporation, TXO Production Corp. and Gulf Oil Corporation. Mr. Johnson is a member of the Natural Gas Association of Oklahoma and graduated from the University of Oklahoma in 1980.

Stephen W. Miller, age 46, was named Senior Vice President—Drilling in 2001 after serving as Vice President—Drilling since 1996 and as District Manager—College Station District from 1994 to 1996. Mr. Miller held various engineering positions in the oil and gas industry from 1980 to 1993. Mr. Miller is a registered Professional Engineer in Texas, is a member of the Society of Petroleum Engineers and graduated from Texas A & M University in 1980.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

Security Ownership

The table below sets forth (i) the name, and address and beneficial ownership of each person known by management to own beneficially more than 5% of our outstanding common stock, and (ii) the beneficial ownership of common stock of our nominees, directors and executive officers listed in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Unless otherwise noted, information is given as of the Record Date and the persons named below have sole voting and/or investment power with respect to such shares.

	Common Stock
Beneficial Owner	Outstanding Shares		Option Shares (a)		Total Ownership	Percent of Class
Tom L. Ward(1)(2) 6100 North Western Avenue Oklahoma City, OK 73118	8,992,098	(b)(c)	3,982,058		12,974,156	5.96%

Aubrey K. McClendon(1)(2) 6100 North Western Avenue Oklahoma City, OK 73118	9,326,906	(c)(d)	2,182,107		11,509,013	5.33%

Frederick B. Whittemore(1)	716,700	(e)	943,750	(f)	1,660,450	(3)

Shannon T. Self(1)	1,243,592	(g)	351,250		1,594,842	(3)

Edgar F. Heizer, Jr.(1)	756,900		463,750		1,220,650	(3)

Breene M. Kerr(1)	423,274	(h)	121,250		544,524	(3)

Charles T. Maxwell(1)	10,000	(i)	30,000		40,000	(3)

Martha A. Burger(2)	25,175	(c)	181,315		206,490	(3)

Marcus C. Rowland(2)	40,234	(c)	85,000		125,234	(3)

Michael A. Johnson(2)	56,553	(c)	54,727		111,280	(3)

All directors and executive officers as a group	21,591,432		7,645,207		29,236,639	13.20%

(1)	Director

(2)	Executive officer

(3)	Less than 1%

(a)	Represents shares of common stock which can be acquired on the Record Date or 60 days thereafter through the exercise of options.

(b)

Includes 1,044,160 shares held by TLW Investments, Inc., an Oklahoma corporation of which Mr. Ward is sole shareholder and chief executive, and 21,435 shares held by Mr. Ward’s immediate family sharing the same household. Excluded are the shares of our common stock beneficially owned by Mr. McClendon which may be attributed to Mr. Ward based on a jointly filed Schedule 13D. Mr. Ward disclaims such ownership.

(c)	Includes shares purchased on behalf of the executive officer in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan and phantom shares allocated to each executive officer in the Chesapeake Energy Corporation 401(k) Make-Up Plan (Tom L. Ward, 51,898 shares; Aubrey K. McClendon, 99,372 shares; Martha A. Burger, 19,215 shares; Marcus C. Rowland, 24,187 shares; and Michael A. Johnson, 17,824 shares).

(d)	Includes 13,560 shares held by Chesapeake Investments, an Oklahoma limited partnership of which Mr. McClendon is sole general partner. Excluded are the shares beneficially owned by Mr. Ward which may be attributed to Mr. McClendon based on a jointly filed Schedule 13D. Mr. McClendon disclaims such ownership.

(e)	Includes 41,750 shares held by Mr. Whittemore as trustee of the Whittemore Foundation.

(f)	Includes options to purchase shares of our common stock owned by Messrs. Ward and McClendon issued to Mr. Whittemore (394,688 shares from Mr. McClendon and 355,312 shares from Mr. Ward).

(g)	Includes 104,992 shares held by Pearson Street Limited Partnership, an Oklahoma limited partnership of which Mr. Self is general partner and the remaining partner is Mr. Self’s spouse, and 1,138,600 shares held by the Aubrey K. McClendon Children’s Trust of which Mr. Self is the trustee.

(h)	Includes 200,942 shares held by Talbot Fairfield II Limited Partnership, of which Mr. Kerr is a general partner.

(i)	Includes 10,000 shares held by Maxwell Family Living Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and subsequent changes with the Securities and Exchange Commission. Based only on a review of copies of such reports and written representations delivered to the Company by such persons, the Company believes that there were no violations of Section 16(a) by such persons during 2002, except that Mr. Kerr filed one late Form 4 relating to a disposition of shares by Talbot Fairfield II Limited Partnership.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the years ended December 31, 2002, 2001 and 2000 the compensation earned in each period by (i) our chief executive officer and (ii) the four other most highly compensated executive officers.

	Year	Annual Compensation			Securities Underlying Option Awards (# of Shares)(b)	All Other Compensation(c)
Name and Principal Position		Salary	Bonus	Other Annual Compensation(a)

Aubrey K. McClendon Chairman of the Board and Chief Executive Officer	2002 2001 2000	$650,000 $537,500 $425,000	$686,000 $575,000 $425,000	$192,972 $199,158 $140,442	860,000 1,600,000 1,975,000	$52,687 $11,180 $11,680

Tom L. Ward President and Chief Operating Officer	2002 2001 2000	$650,000 $537,000 $425,000	$686,000 $575,000 $425,000	$180,310 $174,614 $140,469	860,000 1,600,000 1,975,000	$52,687 $11,180 $11,180

Marcus C. Rowland Executive Vice President— Finance & Chief Financial Officer	2002 2001 2000	$320,000 $282,500 $262,625	$291,000 $215,000 $115,000	(d) (d) $ 54,052	100,000 175,000 115,000	$23,931 $14,270 $14,770

Martha A. Burger Treasurer and Senior Vice President—Human Resources	2002 2001 2000	$245,000 $200,000 $160,000	$151,000 $ 90,000 $ 65,000	(d) (d) (d)	45,000 85,000 110,000	$17,681 $14,756 $10,698

Michael A. Johnson Senior Vice President— Accounting & Controller	2002 2001 2000	$185,000 $170,000 $137,500	$111,000 $ 65,000 $ 55,000	(d) (d) (d)	35,000 55,000 65,000	$16,652 $11,130 $12,344

(a)	Includes the cost of personal benefits provided by the Company, including for 2002, 2001 and 2000, respectively, personal accounting support ($89,740, $73,926 and $68,210 for Mr. McClendon and $89,774, $75,413 and $68,217 for Mr. Ward) and travel allowances ($75,000, $100,000 and $50,000 for Mr. McClendon, $62,284, $75,413 and $37,500 for Mr. Ward and $37,500 in 2000 for Mr. Rowland).

(b)	No awards of restricted stock or payments under long-term incentive plans were made by the Company to any of the named executives in any period covered by the table.

(c)	Represents our matching contributions to the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan and the Chesapeake Energy Corporation 401(k) Make-Up Plan and premiums paid by the Company for term life insurance. In 2002, such amounts were $12,000, $40,500 and $187 for each of Messrs. McClendon and Ward; $15,000, $8,500 and $431 for Mr. Rowland; $17,250, $0 and $431 for Ms. Burger; and $16,500, $0 and $152 for Mr. Johnson, respectively.

(d)	Other annual compensation did not exceed the lesser of $50,000 or 10% of the executive officer’s salary and bonus during the year.

Stock Options Granted During 2002

The following table sets forth information concerning options to purchase our common stock granted during 2002 to the executive officers named in the Summary Compensation Table. Amounts represent stock options granted under the Company’s 2000 and 2001 stock option plans and include incentive and nonqualified stock options. One-fourth of the number of shares represented by each option grant becomes exercisable on each of the first four grant date anniversaries. The exercise price of each option represents the market price of the common stock on the date of grant. The 2000 and 2001 plans provide for appropriate adjustments in the number of shares and option price in the event of a merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or similar transaction involving the Company. Upon the Company’s dissolution or a business combination of the Company with another corporation, if the options are not assumed by the acquirer, all outstanding options become automatically vested and are fully exercisable immediately prior to the transaction.

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2002	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(a)
Name					5%	10%

Aubrey K. McClendon	860,000	21.44%	$5.20	07/23/12	$2,812,417	$7,127,216

Tom L. Ward	860,000	21.44%	$5.20	07/23/12	$2,812,417	$7,127,216

Marcus C. Rowland	100,000	2.49%	$5.20	07/23/12	$327,025	$828,746

Martha A. Burger	45,000	1.12%	$5.20	07/23/12	$147,161	$372,936

Michael A. Johnson	35,000	0.87%	$5.20	07/23/12	$114,459	$290,061

(a)	The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.

Aggregated Option Exercises in 2002 and December 31, 2002 Option Values

The following table sets forth information about options exercised by the named executive officers during 2002 and the unexercised options to purchase common stock held by them at December 31, 2002.

	Shares Acquired On Exercise	Value Realized(b)	Number of Securities Underlying Unexercised Options at 12/31/02		Value of Unexercised In-the-Money Options at 12/31/02(a)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Aubrey K. McClendon	476,451	$2,261,961	1,738,357	3,712,500	$6,857,589	$8,684,525

Tom L. Ward	76,500	$436,555	3,538,308	3,712,500	$18,331,519	$8,684,525

Marcus C. Rowland	130,617	$721,375	91,250	320,000	$190,463	$836,988

Martha A. Burger	—	$—	153,815	173,750	$751,862	$486,963

Michael A. Johnson	34,729	$135,773	38,477	115,000	$140,233	$313,813

(a)	At December 31, 2002, the closing price of our common stock on the New York Stock Exchange was $7.74. “In-the-money options” are stock options with respect to which the market value of the underlying shares of common stock exceeded the exercise price at December 31, 2002. The values shown were determined by subtracting the aggregate exercise price of such options from the aggregate market value of the underlying shares of common stock on December 31, 2002.

(b)	Represents amounts determined by subtracting the aggregate exercise price of such options from the aggregate market value of the underlying shares of common stock on the exercise date.

Employment Agreements

We have employment agreements with Messrs. McClendon and Ward, each of which provides, among other things, for an annual base salary of not less than $575,000, bonuses at the discretion of the Board of Directors, through its Compensation Committee, eligibility for stock options and benefits, including an automobile and travel allowance, club membership and personal accounting support. Each agreement has a term of five years commencing July 1, 2001, which term is automatically extended for one additional year on each June 30 unless one of the parties provides 30 days prior notice of non-extension. In addition, for each calendar year during which the employment agreements are in effect, Messrs. McClendon and Ward each agree to hold shares of the Company’s common stock having an aggregate investment value equal to 500% of his annual base salary and bonus.

Under the employment agreements, Messrs. McClendon and Ward are permitted to participate in all of the wells spudded by or on behalf of the Company during each calendar quarter during the term of the agreement plus five years after termination of employment without cause or following a change in control. In order to participate, at least 30 days prior to the beginning of a calendar quarter the executive must notify the members of the Compensation Committee whether the executive elects to participate and, if so, the percentage working interest the executive will take in each well spudded by or on behalf of the Company during such quarter. The participation election by each of Messrs. McClendon and Ward may not exceed a 2.5% working interest in a well and is not effective for any well where the Company’s working interest after elections by Messrs. McClendon and Ward to participate would be reduced to below 12.5%. Once an executive elects to participate, the percentage cannot be adjusted during the calendar quarter without the prior written consent of the Compensation Committee. No such adjustment has ever been requested or granted. For each well in which the executive participates, the Company bills to the executive an amount equal to the executive’s participation percentage multiplied by the drilling and operating costs incurred in drilling the well, together with leasehold costs in an amount determined by the Company to approximate what third parties pay for similar leasehold in the area of the well. Payment is due for such costs within 90 days of invoice receipt, however, during 2002, Messrs. McClendon and Ward began, and intend in the future, to pay each invoice promptly upon receipt. Invoices not paid when due will accrue interest at 10% per annum. The executive also receives a proportionate share of revenue from the well, less certain charges by the Company for marketing the production.

The agreements permit Messrs. McClendon and Ward to continue to conduct oil and gas activities individually or through their affiliates, but only to the extent such activities are conducted on oil and gas leases or interests they owned or had the right to acquire as of July 1, 2001 or acquired from the Company pursuant to their employment or other agreements. Messrs. McClendon and Ward have participated in all wells drilled by the Company since its initial public offering in February 1993, except for the period from January 1, 1999 to March 31, 2000.

The Company has an employment agreement with Mr. Rowland that is in effect through June 30, 2006. It provides for an annual base salary of not less than $350,000. Mr. Rowland’s employment agreement requires him to hold not less than 5,000 shares of the Company’s common stock throughout the term of the agreement. Mr. Rowland’s agreement provides for bonuses at the discretion of the Compensation Committee of the Board of Directors and eligibility for stock options and benefits, including an automobile allowance and club membership. Mr. Rowland’s employment agreement permits him to continue to conduct oil and gas activities individually and through various related or family-owned entities, but prohibits him from acquiring, attempting to acquire or aiding another person in acquiring an interest in oil and gas exploration, development or production activities within five miles of any operations or ownership interests of the Company and its affiliates.

The Company also has employment agreements with Mr. Johnson and Ms. Burger in effect through June 30, 2006, with minimum annual base salaries of $205,000 for Mr. Johnson and $275,000 for Ms. Burger. Each agreement provides that the executive officer is eligible for bonuses, stock options and other benefits. The agreements require each executive to acquire and continue to hold at least 1,000 shares of the Company’s common stock.

The Company may terminate any of the employment agreements with its executive officers at any time without cause; however, upon such termination Messrs. McClendon and Ward are entitled to continue to receive base compensation (defined as salary equal to the executive’s base salary on the date of termination plus annual bonus compensation equal to the bonus compensation received by the executive during the twelve month period preceding the termination date) and benefits for the balance of the contract term. Mr. Rowland is entitled to continue to receive salary and benefits for 180 days, and the other named executive officers are entitled to continue to receive salary and benefits for 90 days. Each of the employment agreements for Messrs. McClendon and Ward further provides that if, during the term of the agreement, there is a change of control and within three years thereafter (a) the agreement expires; (b) the agreement is not extended and the executive resigns within one year after the nonextension; (c) the executive is terminated other than for cause, death or incapacity; (d) the executive resigns as a result of (i) a change in his duties or title, (ii) a reduction in his compensation, (iii) a required relocation more than 25 miles from his then current place of or title of employment, or (iv) a default by the Company under the agreement; (e) the agreement has not been assumed by any successor to or parent of the Company; or (f) the executive has agreed to remain employed by the Company for a period of three months to assist in the transition and thereafter resigns, then the executive officer will be entitled to a severance payment in an amount equal to five times his base compensation, plus five times the value of his benefits provided during the preceding twelve months, plus a grossup amount to be paid with respect to any excise or income taxes or penalties imposed on the severance payment. Change of control is defined in these agreements to include:

(1)	a person acquiring beneficial ownership of 20% or more of the Company’s outstanding common stock or the voting power of the Company’s existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) exists,

(2)	a majority of the members of the Incumbent Board is replaced by directors who were not nominated or elected by the Incumbent Board (the current directors and directors later nominated or elected by a majority of them are referred to as the “Incumbent Board”),

(3)	the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company’s assets unless following such business combination (i) the persons who beneficially owned the Company’s common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions, (ii) no person beneficially owns 20% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination, or (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement, and

(4)	the approval by the shareholders of a complete liquidation or dissolution of the Company.

The employment agreements for Messrs. Rowland and Johnson and Ms. Burger further provide that if, during the term of the agreement, there is a change of control and within one year (a) the agreement expires and is not extended; (b) the executive officer resigns as a result of (i) a reduction in the executive officer’s compensation, or (ii) a required relocation more than 25 miles from the executive officer’s then current place of employment; or (c) the executive officer is terminated other than for cause, death or incapacity, then the executive officer will be entitled to a severance payment in an amount equal to the executive officers’ base salary as of the date of the change of control plus annual bonus compensation paid to the executives including the twelve month period immediately prior to the change of control. Change of control is defined in these agreements the same as change of control is defined in Messrs. McClendon and Ward agreements.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002 about shares of the Company’s common stock issuable under the equity compensation plans we maintain for our employees, consultants and/or directors:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	9,981,246	$3.71	3,550,977
Equity compensation plans not approved by shareholders	14,558,105	$4.86	4,101,362	(1)

Total (2)	24,539,351	$4.39	7,652,339

(1)	Does not include common stock issuable under our 401(k) Make-Up Plan.

(2)	Does not include 37,424 shares of common stock issuable upon the exercise of stock options assumed by the Company in connection with its acquisition of Hugoton Energy Corporation. The weighted average exercise price of these assumed options is $6.83.

We have not obtained shareholder approval of stock option plans which covered only treasury shares or were broadly based plans under the rules of the NYSE. Our treasury share plans are the 2000 and 2001 Executive Officer Stock Option Plans. Only executive officers are eligible to receive nonqualified stock options under these plans. Under our broadly based plans, nonqualified stock options may be granted to employees and consultants. These plans are the 1999 Stock Option Plan, the 2000 Employee Stock Option Plan, and the 2001 and 2002 Nonqualified Stock Option Plans. The maximum period for exercise of an option granted under any of these plans may not be more than ten years from the date of grant and the exercise price may not be less than the fair market value of the shares underlying the options on the date of grant; provided, however, nonqualified stock options not exceeding 10% of the options issuable under a plan may be granted at an exercise price which is not less than 85% of the grant date fair market value. Options granted become exercisable at dates determined by the Compensation Committee of the Board of Directors. The plans provide for appropriate adjustments in the number of shares and option price in the event of a merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or similar transaction involving the Company. Upon the Company’s dissolution or a business combination of the Company with another corporation, if the options are not assumed by the acquirer, all outstanding options become automatically vested and are fully exercisable immediately prior to the transaction.

In 2003, the Board of Directors adopted our 2003 Stock Award Plan for Non-Employee Directors and 401(k) Make-Up Plan without shareholder approval. The 2003 Stock Award Plan for Non-Employee Directors provides that 10,000 shares of our common stock will be awarded to each newly appointed director on his or her first day of service. Up to a total of 50,000 shares may be issued under this plan. The 401(k) Make-Up Plan allows employees earning over $100,000 in annual base salary and having at least five years of service to defer additional compensation beyond the IRS imposed limit applicable to our Savings and Incentive Stock Bonus Plan and receive a company match payable in common stock on up to 15% of each employee’s aggregate compensation deferred in the Savings and Incentive Stock Bonus Plan and the 401(k) Make-Up Plan. The 401(k) Make-Up Plan is an unfunded deferred compensation plan and participants are general creditors of the Company as to their deferred compensation in the plan.

Performance Data

The following graph compares the performance of our common stock to the S&P 500 Stock Index and to a group of peer companies selected by the Company for the years indicated. The graph assumes the investment of $100 on December 31, 1997 and that all dividends, if any, were reinvested. The value of the investment at the end of each year is shown in the graph which follows:

The following table compares the performance of our common stock to the S&P 500 Stock Index and to a group of peer companies for the past ten years. The data assume an investment of $100 on December 31, 1993 and that all dividends, if any, were reinvested. The value of the investment at the end of each of the subsequent nine years is shown in the table below:

Measurement Date	Chesapeake Energy Corporation	Peer Group(b)	S&P 500 Stock Index
December 31, 1993	$ 100	$100	$100
December 31, 1994	$ 663	$ 92	$101
December 31, 1995	$2,099	$115	$139
December 31, 1996	$5,268	$144	$171
December 31, 1997	$1,441	$129	$229
December 31, 1998	$ 180	$ 85	$294
December 31, 1999	$ 456	$ 93	$356
December 31, 2000	$1,946	$185	$323
December 31, 2001	$1,270	$145	$285
December 31, 2002	$1,500	$153	$222
CAGR (a)	35.1%	4.8%	9.3%

(a)	CAGR = Compounded Annual Growth Rate.

(b)	The 2002 peer group is comprised of Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc., Cabot Oil & Gas Corporation, XTO Energy, Inc., Devon Energy Corporation, EOG

Resources, Inc., Forest Oil Corporation, Kerr-McGee Corporation, Newfield Exploration Company, Noble Affiliates, Inc., Ocean Energy, Inc., Pioneer Natural Resources Company, Pogo Producing Co., Westport Resources Corporation and Vintage Petroleum, Inc.

(c)	The 2001 peer group is comprised of Anadarko Petroleum Corporation, Apache Corporation, Benton Oil & Gas Company, Burlington Resources, Inc., Cabot Oil & Gas Corporation, XTO Energy, Inc., Devon Energy Corporation, EEX Corporation, EOG Resources, Inc., Forest Oil Corporation, KCS Energy, Inc., Newfield Exploration Company, Noble Affiliates, Inc., Nuevo Energy Company, Ocean Energy, Inc., Pioneer Natural Resources Company, Pogo Producing Co., TransTexas Gas Corporation and Vintage Petroleum, Inc. EEX Corporation is not included in the 2002 peer group due to its acquisition by Newfield Exploration Company. Nuevo Energy Company, KCS Energy, Inc. and TransTexas Gas Corporation are no longer considered by the Company to be peers. Benton Oil & Gas Company is not included in the 2002 peer group because its securities are no longer publicly traded.

Certain Transactions and Relationships

Legal Counsel.    Shannon T. Self, a director of the Company, is a shareholder in the law firm Commercial Law Group, P.C., formerly Self, Giddens & Lees, Inc., which provides legal services to us. During 2002, we paid $439,000 for such legal services.

Oil and Gas Operations.    The table below presents information about drilling, completion, equipping and operating costs billed to Messrs. McClendon and Ward from January 1, 2002 to December 31, 2002, the largest amount owed by them during the period and the balances owed by them at December 31, 2001 and 2002 with respect to working interests they own in Company wells. No interest is charged on amounts owing for such costs if they are paid within 90 days after the month of invoice receipt. Such costs are accumulated at the end of each month, but are not billed to working interest owners until the following month. During 2002, Messrs. McClendon and Ward began, and intend to continue in the future, to pay each invoice promptly upon receipt. See “Employment Agreements” for a description of terms covering the participation by Messrs. McClendon and Ward in our wells.

	Aubrey K. McClendon	Tom L. Ward
	(in thousands)
Balance billed and unpaid at December 31, 2001	$3,783	$3,749
Amount billed in 2002	$9,628	$9,611
Largest outstanding balance (month end)	$3,415	$2,746
Balance billed and unpaid at December 31, 2002	$0	$0

Other Relationships.    Mr. Ward’s brother, Ronnie Ward, has served as the Company’s Northern Mid-Continent Land Manager since 1994. Ronnie Ward was paid an aggregate salary and bonus of $197,500 in 2002.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP, or its predecessor firms, has served as our independent accountants since our initial public offering in 1993 and has been retained for 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders’ questions.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP in 2002 and 2001 were:

	2002	2001
Audit	$526,000	$610,000
Audit-Related	15,000	15,000
Tax	182,000	111,000
All Other	—	—

Total	$723,000	$736,000

Audit Fees

Fees for the 2002 annual audit and quarterly reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC, were $526,000 of which $343,000 was related to the annual audit and interim reviews, and $183,000 was related to services provided in connection with our issuance of senior notes, preferred stock and common stock. Fees for the 2001 annual audit and quarterly reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC, were $610,000 of which $301,000 was related to the annual audit and interim reviews, and $309,000 was related to services provided in connection with our issuance of senior notes and preferred stock.

Audit–Related Fees

Fees for the audit of employee benefit plans in 2002 and 2001 were $15,000 and $15,000, respectively.

Tax Fees

Aggregate fees for tax-related services in 2002 were $182,000. Of this amount, $126,000 related to tax consulting services and $56,000 related to the review of our internally prepared tax returns. Aggregate fees billed for tax-related services in 2001 were $111,000. Of this amount, $70,000 related to tax consulting services and $41,000 was related to the review of our internally prepared tax returns.

All Other Fees

PricewaterhouseCoopers LLP did not render any other services in 2002 or 2001.

SHAREHOLDER PROPOSALS

At each annual meeting, the Board of Directors submits to shareholders its nominees for election as directors and may submit other matters to the shareholders for action. Our shareholders also may submit proposals for inclusion in proxy material. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in proxy material for our 2004 annual meeting, a shareholder’s proposal must be received not later than January 2, 2004 by the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Ms. Jennifer M. Grigsby, Secretary.

In addition, the Bylaws provide that in order for business to be brought before a shareholders’ meeting, a shareholder must deliver written notice to the Company not less than 60 nor more than 90 days prior to the date of the meeting. The notice must state the shareholder’s name, address and number and class of shares beneficially owned by the shareholder, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the shareholder in the proposal.

The Bylaws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Company. The notice must be delivered not less than 60 nor more than 90 days before the date of a meeting of shareholders. The notice must set forth the name and address and number and class of shares beneficially owned by the shareholder and such information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company if elected.

The Bylaws further provide that, notwithstanding the foregoing notice requirements, in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice of a shareholder proposal or nominee to be timely must be received no later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made, whichever occurred first.

OTHER MATTERS

Our management does not know of any matters to be presented at the Meeting other than those set forth in the Notice of Annual Meeting of Shareholders. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Jennifer M. Grigsby

Secretary

April 17, 2003

Exhibit A

CHESAPEAKE ENERGY CORPORATION

2003 STOCK INCENTIVE PLAN

CHESAPEAKE ENERGY CORPORATION

2003 STOCK INCENTIVE PLAN

CHESAPEAKE ENERGY CORPORATION

2003 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

Section 1.1    Purpose.    This 2003 Stock Incentive Plan is established by Chesapeake Energy Corporation (the “Company”) to create incentives which are designed to motivate Employees and Consultants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Employees and Consultants on the terms and subject to the conditions set forth in the Plan. The Plan is designed to align the interests of participants with those of shareholders through the use of stock-based incentives.

Section 1.2    Establishment.    The Plan is effective as of April 15, 2003 and for a period of 10 years from such date. The Plan will terminate on April 14, 2013; however, it will continue in effect until all matters relating to the exercise of Options, distribution of Awards and administration of the Plan have been settled.

Section 1.3    Shares Subject to the Plan.    Subject to the limitations and adjustments set forth in this Plan, Awards may be made under this Plan for a total of 10,000,000 shares of Common Stock.

Section 1.4    Shareholder Approval.    The Plan shall be subject to Shareholder Approval, which must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such Shareholder Approval, Awards under the Plan may be granted, but Options may not be exercised nor may Restricted Stock Awards vest prior to receipt of such Shareholder Approval. In the event such Shareholder Approval is not obtained within such twelve-month period, all such Awards shall be void.

ARTICLE II

DEFINITIONS

Section 2.1    “Affiliated Entity” means any partnership or limited liability company in which a majority of voting power thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof.

Section 2.2    “Award” means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to an Eligible Person by the applicable Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the applicable Committee may establish by the Award Agreement or otherwise.

Section 2.3    “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

Section 2.4    “Board” means the Board of Directors of the Company.

Section 2.5    “Change of Control” means, for Participants other than Executive Officers, the occurrence of any of the following:

(i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this paragraph 2.5 the following acquisitions by a Person will not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)  the individuals who, as of the date hereof, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the date hereof, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date hereof;

(iii)  the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)  the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For Executive Officers, a Change of Control means the occurrence of any of the foregoing events or a change of control as defined in such Executive Officer’s employment agreement in force at the time of determination.

Section 2.6    “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

Section 2.7    “Committee” has the meaning set forth in Section 3.1.

Section 2.8    “Common Stock” means the common stock, par value $.01 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Article VII or Article IX of the Plan.

Section 2.9    “Compensation Committee” means a committee designated by the Board which will consist of not less than two members of the Board who meet the definition of “non-employee directors” pursuant to Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act unless another committee is designated by the Board of Directors.

Section 2.10    “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.11    “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

Section 2.12    “Disability” has the meaning set forth in Section 22(e)(3) of the Code.

Section 2.13    “Eligible Person” means any Employee or Consultant.

Section 2.14    “Employee” means any employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.15    “Employee Compensation Committee” means a committee designated by the Board which shall consist of not less than two members of the Board.

Section 2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.17    “Executive Officer Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.

Section 2.18    “Fair Market Value” means, as of any date, (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, the closing price of the Common Stock on that date on the principal exchange on which the Common Stock is then listed or admitted to trading; or (ii) if sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the average of the highest bid and lowest asked prices for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service. If the day is not a business day, and as a result, clauses (i) and (ii) are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the last preceding business day. If clauses (i) and (ii) are otherwise inapplicable, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee.

Section 2.19    “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.20    “Non-Executive Officer Participants” means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

Section 2.21    “Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not an Incentive Stock Option within the meaning of Section 422(b) of the Code.

Section 2.22    “Option” means an Incentive Stock Option or Nonqualified Stock Option granted under Article V of the Plan.

Section 2.23    “Participant” means an Eligible Person to whom an Award has been granted by the Committee under the Plan.

Section 2.24    “Plan”“ means the Chesapeake Energy Corporation 2003 Stock Incentive Plan.

Section 2.25    “Restricted Stock Award” means an Award granted to an Eligible Person under Article VI of the Plan.

Section 2.26    “Shareholder Approval” means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

Section 2.27    “Subsidiary” shall have the same meaning set forth in Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

Section 3.1    Administration of the Plan; the Committee.    The Employee Compensation Committee shall administer the Plan with respect to Non-Executive Officer Participants, including the grant of Awards, and the Compensation Committee shall administer the Plan with respect to Executive Officer Participants, including the grant of Awards. Accordingly, as used in the Plan, the term “Committee” shall mean the Employee Compensation Committee if it refers to Plan administration affecting Non-Executive Officer Participants or the Compensation Committee if it refers to Plan administration affecting Executive Officer Participants. Although the Committee is generally responsible for the administration of the Plan, the Board in its sole discretion may take any action under the Plan that would otherwise be the responsibility of the Committee.

Unless otherwise provided in the bylaws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee. Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing.

Subject to the provisions of the Plan and review by the Board, the Committee shall have exclusive power to:

(a)  Select the Eligible Persons to participate in the Plan.

(b)  Determine the time or times when Awards will be granted.

(c)  Determine the form of Award, whether an Incentive Stock Option, a Nonqualified Stock Option or a Restricted Stock Award, the number of shares of Common Stock subject to any Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Award under certain circumstances determined by the Committee. However, the Committee will not reprice outstanding Awards.

(d)  Determine whether Awards will be granted singly or in combination.

(e)  Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2    Committee to Make Rules and Interpret Plan.    The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan and review by the Board, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

ARTICLE IV

GRANT OF AWARDS

The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

(a)  Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise shall be available again for grant under the Plan.

(b)  Common Stock delivered by the Company upon exercise of an Option or upon payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(c)  The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(d)  Subject to Article VII, the aggregate number of shares of Common Stock made subject to Options and Restricted Stock Awards granted to any Employee in any calendar year may not exceed two million shares.

ARTICLE V

STOCK OPTIONS

Section 5.1    Grant of Options.    The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to any Eligible Persons and Incentive Stock Options to Employees. Subject to the limitations of Section 5.2(e), these Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2    Conditions of Options.    Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, the Award Agreement for each Option shall state the exercise price set by the Committee on the Date of Grant. No Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)    Form of Payment.    The payment of the exercise price of an Option shall be subject to the following:

(i)  The full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise.

(ii)  The exercise price shall be payable in cash (including a check acceptable to the Committee, bank draft or money order) or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise, or any combination thereof, as determined by the Committee.

(iii)  The Committee may permit an Option granted under the Plan to be exercised by a participant in conjunction with a broker-dealer acting on behalf of a Participant, such broker-dealer to remit the exercise price and any applicable withholding taxes directly to the Company, through procedures approved by the Committee.

(c)  Exercise of Options.    Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price. Upon the exercise of any Option, the Company shall issue and deliver to the Participant who exercised the Option a certificate representing the number of shares of Common Stock purchased thereby.

(d)  Other Terms and Conditions.    Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, a Subsidiary or Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) the maximum period that Participants will be allowed to be inactively employed or on a leave of absence before their vesting is suspended until they return to active employment; (v) conditions under which such Options or shares may be subject to forfeiture; (vi) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vii) the achievement by the Company of specified performance criteria; and (viii) protection of business matters.

(e)  Special Restrictions Relating to Incentive Stock Options.    Options issued in the form of Incentive Stock Options shall only be granted to Employees of the Company or a Subsidiary and not to Employees of an Affiliated Entity unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code. In addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, Options issued in the form of Incentive Stock Options shall comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options as provided under Section 5.3 of this Plan. No Incentive Stock Options shall be granted to any Employee if, immediately before the grant of an Incentive Stock Option, such Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

(f)  Application of Funds.    The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

(g)  Shareholder Rights.    No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option prior to the purchase of such share of Common Stock by exercise of the Option.

Section 5.3    Options Not Qualifying as Incentive Stock Options.    With respect to all or any portion of any Option granted under this Plan not qualifying as an “incentive stock option” under Section 422 of the Code, such Option shall be considered a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) necessary to ensure that all Incentive Stock Options granted hereunder shall be “incentive stock options” described in Section 422 of the Code. Further, in the event that the $100,000 limitation contained in Section 5.2(e) herein is exceeded in any Incentive Stock Option granted under this Plan, the portion of the Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.

Section 5.4    Nonassignability.    Options are not transferable otherwise than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, any Option contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Option involved in such attempt.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1    Grant of Restricted Stock Awards.    The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Person. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates into escrow until the restrictions associated with such Award are satisfied, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

Section 6.2    Conditions of Restricted Stock Awards.    The grant of a Restricted Stock Award shall be subject to the following:

(a)  Restriction Period.    Each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a “Restriction Period”). The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Committee, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of target levels of earnings per share, share price, net income, cash flows, reserve additions or replacements, production volume, finding and operating costs, drilling results, acquisitions and divestitures, risk management activities, return on equity, and/or total or comparative shareholder return, or other individual criteria as determined by the Committee. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b)  Restrictions.    The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing the shares of Common Stock subject to the Restricted Stock Award to give appropriate notice of such restrictions.

(c)  Shareholder Rights.    During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Restricted Stock Award with respect to which they were paid.

ARTICLE VII

STOCK ADJUSTMENTS

Subject to the provisions of Article IX of this Plan, in the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.3 hereof, and each share then subject or thereafter subject or which may become subject to Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of any Award as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% of the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise or settlement of such Award.

No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE VIII

GENERAL

Section 8.1    Amendment or Termination of Plan.    The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if (i) the amendment relates to Incentive Stock Options and Section 422 of the Code requires Shareholder Approval of such amendment, or (ii) in the opinion of counsel to the Company, Shareholder Approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

Section 8.2    Acceleration of Awards on Death, Disability or Other Special Circumstance.    With respect to (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee), the Committee, in its sole discretion, may permit the purchase of all or any part of the shares subject to any unvested Option or waive the vesting requirements of a Restricted Stock Award on the date of the Participant’s termination of employment due to a Disability, death or special circumstances, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options within such period(s) as the Committee shall determine.

Section 8.3    Withholding Taxes.    A Participant must pay in cash to the Company the amount of taxes required to be withheld by law upon the exercise of an Option. Required withholding taxes associated with a Restricted Stock Award must also be paid in cash unless the Committee permits a Participant to pay the amount of taxes required by law to be withheld from a Restricted Stock Award by directing the Company to withhold from any Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes.

Section 8.4    Certain Additional Payments by the Company.    The Committee may, in its sole discretion, provide in any Award Agreement for certain payments by the Company in the event that acceleration of vesting of any Award under the Plan is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, interest and penalties, collectively, the “Excise Tax”). An Award Agreement may provide that the Participant shall be entitled to receive a payment (a “Gross-Up Payment”) in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such acceleration of vesting of any Award.

Section 8.5    Regulatory Approval and Listings.    The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the date this Plan is effective, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Awards prior to:

(a)  the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b)  the listing of such shares on any exchange on which the Common Stock may be listed; and

(c)  the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

Section 8.6    Right to Continued Employment.    Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, a Subsidiary or an Affiliated Entity. Further, the adoption of this Plan shall not be deemed to give any Employee or Consultant or any other individual any right to be selected as a Participant or to be granted an Award.

Section 8.7    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 8.8    Construction.    The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 8.9    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.

ARTICLE IX

ACCELERATION OF AWARDS UPON CORPORATE EVENT

If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new awards therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than forty days prior to the anticipated effective date of the proposed transaction, and the Participant’s Award shall become 100% vested. Prior to a date specified in such notice, which shall be not more than 10 days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option or to receive the shares subject to any unvested Restricted Stock Award, free of any restrictions. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after receipt of written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment and any Restricted Stock Award shall have vested solely by operation of this Article IX, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Article IX, and the vesting schedule set forth in the Participant’s Award Agreement shall be reinstituted as of the date of such abandonment.

Upon the occurrence of a Change of Control, in the event that the provisions of the foregoing paragraph are not already invoked, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option or to receive the shares subject to any unvested Restricted Stock Award, free of any restrictions. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the Change of Control, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after receipt of written notice by the Company to such Participant that the Change of Control has occurred. If the Change of Control has occurred, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such Change of Control. If the Change of Control is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment and any Restricted Stock Award shall have vested solely by operation of this Article IX, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Article IX, and the vesting schedule set forth in the Participant’s Award Agreement shall be reinstituted as of the date of such abandonment.

Exhibit B

CHESAPEAKE ENERGY CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

As Amended April 15, 2003

1.	Purpose

The audit committee will provide assistance to the Corporation’s Board of Directors (the “Board”) in fulfilling the Board’s responsibilities relating to corporate accounting and reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Corporation.

2.	Composition

The audit committee will consist of three or more directors as selected by the Board, each of whom will meet the independence requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the SEC and the independence requirements established by the Board. All members of the committee will have a working familiarity with basic finance and accounting practices and will be “financially literate” as defined by the New York Stock Exchange, and at least one member of the committee may be designated by the Board as an “audit committee financial expert” as defined by the SEC. Members of the committee will not simultaneously serve on the audit committees of more than two other public companies.

The committee will have the authority to retain independent legal, accounting or other advisors, as it deems necessary. The Corporation will provide for appropriate funding, as determined by the committee, for payment of compensation to such advisors. The members of the audit committee will be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit committee members may be removed and/or replaced by the Board.

3.	Meetings

The audit committee will meet as frequently as circumstances dictate. The committee should meet at least annually with management and the independent accountants in separate executive session to discuss any matters that the committee or one of these groups believes should be discussed privately.

4.	Outside Auditors

The committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The committee is also directly responsible for approving the level of compensation of the independent auditor and the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the committee.

In order to ensure that the independent auditor is independent, at least annually the independent auditor will submit to the committee a formal written statement delineating all relationships between the auditor, the Corporation and the management of the Corporation. The committee will review and discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and, if necessary, make recommendations to the Board regarding any actions to be taken to ensure the independence of the Corporation’s independent auditor. The committee will review and evaluate the lead partner of the independent auditor team, will ensure the rotation of the independent audit team as required by law and periodically consider whether a policy regarding the periodic rotation of independent audit firms is necessary.

The committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit. The committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting.

5.	Responsibilities

The audit committee believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and to ensure that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the audit committee will:

•	Meet with the independent auditors and financial management of the Corporation to review the scope, planning and staffing of the audit for the current year and review the audit procedures to be utilized.

•	At the conclusion of each audit: (a) review the audit with the independent auditors, including any comments or recommendations of the independent auditors; and (b) consider discussing with the national office of the independent auditor material issues on which the national office was consulted by the Corporation’s audit team.

•	Review with the independent auditors, the Corporation’s financial personnel and the Corporation’s accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular functions where new or more detailed controls or procedures are desirable.

•	Review the annual audited financial statements with management and the independent auditors to determine that the independent auditors are satisfied with: (a) the disclosure and content of the financial statements to be presented to the shareholders; and (b) any changes in accounting principles.

•	Review an analysis prepared by management and the independent auditors of significant reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements. Among the items to be addressed are the critical accounting policies and practices used by the Corporation, significant changes in the Corporation’s selection or application of accounting principles, the effects of alternative GAAP methods on the Corporation’s financial statements, any transactions as to which management obtained Statement on Auditing Standards No. 50 letters, and the effect of regulatory and accounting initiatives on the Corporation’s financial statements.

•	Discuss with management the Corporation’s earnings press releases, including the use of pro forma information or non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed is the independent auditor’s evaluation of the Corporation’s financial and accounting personnel, together with the cooperation that the independent auditor received during the course of the audit. If determined by the committee to be appropriate under the circumstances then existing, the committee or the committee’s designated representative may meet or talk with the Corporation’s investment bankers and financial analysts who follow the Corporation.

•	Review with management and the independent auditor the Corporation’s quarterly financial statements and a draft of its Form 10-Q prior to the filing of the Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

•	Submit the minutes of all committee meetings to, or review the matters discussed at each committee meeting with, the Board.

•	As determined by the committee, investigate material matters brought to the committee’s attention within the scope of its duties. The committee will have the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Review with management and the independent auditor any published reports, correspondence with regulators or governmental agencies, or any employee complaints which raise material issues regarding the Corporation’s financial statements or SEC reporting.

•	Periodically assess any matter related to the financial matters of the Corporation and make policy recommendations to the Board which include actions and related disclosures of insider and affiliated party transactions, the scope of non-audit work to be allowed to be performed by the Corporation’s independent auditor, together with hiring policies of the Corporation related to senior management of the Corporation’s independent auditor, and qualification of the independent auditor.

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act, which requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the audit committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts, has not been implicated.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review the significant reports to management prepared by the internal audit staff and related management responses. The committee will provide primary oversight of the internal audit function and will periodically review with management the responsibilities, budget, staffing and scope of the internal audit function.

•	Review disclosures made to the committee by the CEO and CFO during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

•	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

•	Evaluate the performance and effectiveness of the committee annually and report the results of such evaluation to the Board.

•	At least annually the committee will review, assess and update this charter.

[CHESAPEAKE LOGO] CHESAPEAKE ENERGY CORPORATION 6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118

VOTE BY INTERNET www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL—

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHSPK1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHESAPEAKE ENERGY CORPORATION Unless otherwise directed, this proxy will be voted for all nominees listed.				For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
1. Election of Directors 01) Breene M. Kerr 02) Charles T. Maxwell

Vote on Proposal	FOR	AGAINST	ABSTAIN

2. Adoption of the 2003 Stock Incentive Plan.	☐	☐	☐

3. In their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof.

IMPORTANT: Please date this proxy and sign exactly as your name appears on this proxy card. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

CHESAPEAKE ENERGY CORPORATION

Annual Meeting of Shareholders

June 6, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Aubrey K. McClendon and Tom L. Ward, or either of them, with full power of substitution, proxies to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Shareholders to be held on Friday, June 6, 2003, at 10:00 a.m., local time and at any adjournment thereof, as stated on the reverse side

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.